   As filed with the Securities and Exchange Commission on September 16, 1998

                                                  Registration No. 333-________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               OFFICE DEPOT, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  59-2663954
   (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                Identification Number)


              2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FLORIDA 33445
                    (Address of principal executive offices)

         VIKING OFFICE PRODUCTS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             MR. BARRY J. GOLDSTEIN
                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                           DELRAY BEACH, FLORIDA 33445
                                 (561) 438-4800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              Toni B. Merrick, Esq.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601


                                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum            Proposed Maximum
     Title of Securities         Amount to be          Offering Price Per          Aggregate Offering              Amount of
      to be Registered           Registered(1)              Share(2)                    Price(2)                Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share             100,000 shares               $21.375                   $2,137,500                  $630.56
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the plan.

(2) This calculation is made solely for the purpose of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the New York Stock Exchange on September 15, 1998.

                  The purpose of this Registration Statement is to reflect the registration of shares of common stock, $.01 par value, of Office Depot, Inc. (the "Company") (the "Common Stock") to be offered pursuant to the Viking Office Products, Inc. 1994 Employee Stock Purchase Plan (the "Plan").

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION BY REFERENCE

                  This Registration Statement relates to 100,000 shares of Common Stock to be offered pursuant to the Plan.

                  The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated by reference.

                  1. Annual Report on Form 10-K for the Fiscal Year ended December 27, 1997.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal period covered by the Registrant document referred to in (1) above.

                  3. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Office Depot, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

                  The Company has included in its Restated Certificate of Incorporation and bylaws provisions to indemnify its directors and officers to the fullest extent permitted by the Delaware law, including those circumstances in which indemnification is otherwise discretionary under the Delaware law.

                  Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached its duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Office Depot's Restated Certificate of Incorporation and bylaws contain provisions which eliminate directors' personal liability as set forth above.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.           EXHIBITS

                  See "Index to Exhibits."

Item 9.           UNDERTAKINGS

                  1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  2. The undersigned Registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on September 15, 1998.


                                              OFFICE DEPOT, INC.

                                              By: /s/ DAVID I. FUENTE
                                                  -----------------------------
                                                      David I. Fuente
                                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 15, 1998.


                SIGNATURE                                                            CAPACITY
                ---------                                                            --------




/s/ DAVID I. FUENTE                                               Chairman of the Board and Chief Executive Officer
--------------------------------                                  (Principal Executive Officer)
David I. Fuente



/s/ JOHN C. MACATEE                                               President and Chief Operating Officer and Director
--------------------------------
John C. Macatee



/s/ BARRY J. GOLDSTEIN                                            Chief Financial Officer and Executive Vice
--------------------------------                                  President-Finance (Principal Financial Officer)
Barry J. Goldstein



/s/ IRWIN HELFORD                                                 Vice Chairman and Director
--------------------------------
Irwin Helford



/s/ M. BRUCE NELSON                                               Corporate Executive Officer and Director
--------------------------------
M. Bruce Nelson



/s/ LEE A. AULT, III                                              Director
-------------------------------
Lee A. Ault, III

/s/ NEIL R. AUSTRIAN                                              Director
-------------------------------
Neil R. Austrian


/s/ CYNTHIA R. COHEN                                              Director
------------------------------
Cynthia R. Cohen



/s/ W. SCOTT HEDRICK                                              Director
------------------------------
W. Scott Hedrick



/s/ JAMES L. HESKETT                                              Director
------------------------------
James L. Heskett



/s/ MICHAEL J. MYERS                                              Director
------------------------------
Michael J. Myers



/s/ FRANK P. SCRUGGS, JR.                                         Director
------------------------------
Frank P. Scruggs, Jr.



/s/ PETER J. SOLOMON                                              Director
------------------------------
Peter J. Solomon

                  THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on September 15, 1998.


                                                 By: /s/ DAVID I. FUENTE
                                                     ---------------------------
                                                         David I. Fuente
                                                         Compensation Committee

                                INDEX TO EXHIBITS


                                                                                                 SEQUENTIALLY
EXHIBIT                                                                                           NUMBERED
  NO.                      DESCRIPTION OF EXHIBIT                                                    PAGE
-------                    ----------------------                                                ------------
4.1               Viking Office Products, Inc. 1994 Employee Stock Purchase Plan                      8

5.1               Opinion of Kirkland & Ellis                                                        18

23.1              Independent Auditors' Consent                                                      20

23.2              Consent of Kirkland & Ellis (contained in their opinion                            ------
                  filed as Item 5.1)
